Exhibit 99.1

LeMaitre Q1 2025 Financial Results

BURLINGTON, MA, May 1, 2025 - LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of vascular devices, implants, and services, today reported Q1 2025 results, announced a quarterly dividend of $0.20/share, and provided guidance.

Q1 2025:

●	Sales $59.9mm, +12% (+13% organic)
●	Gross margin 69.2%, +60 bps
●	Op. income $12.6mm, +6%
●	Op. margin 21%
●	Earnings per diluted share $0.48, +10%
●	Cash up $2.8mm sequentially to $302.5mm

Grafts (+17%) and carotid shunts (+14%) drove sales growth. EMEA sales increased 18%, Americas 11%, and APAC 3%.

Gross margin was 69.2% (vs. 68.6% in Q1 2024), due to higher average selling prices and manufacturing efficiencies.

Operating income of $12.6mm was up 6% in Q1. Operating expenses grew 16% largely due to personnel expenses. The Company currently employs 164 sales representatives and 34 sales managers.

Artegraft received its MDR CE Mark on April 29, and the European launch will begin presently. Artegraft, a biologic graft used in AV access and peripheral bypass, is the Company’s largest U.S. product, with $37mm in U.S. sales in 2024.

The Company ended its Elutia (formerly known as Aziyo Biologics) porcine patch distribution agreement on April 30. U.S. hospital sales were $5.0mm in 2024.

Chairman/CEO George LeMaitre said, “Q1 sales momentum allows us to increase our 2025 reported ($245mm) and organic (+13%) sales guidance, up from prior guidance of $239mm and 10%. $303mm of cash also provides strategic optionality.”

Business Outlook

	Q2 2025 Guidance	Full Year Guidance
Sales	$61.5mm - $63.5mm (Mid: $62.5mm, +12%, +12% Org.)	$242mm - $249mm (Mid: $245mm, +12%, +13% Org.)
Gross Margin	69.5%	69.6%
Op. Income	$14.6mm - $16.0mm (Mid: $15.3mm, +7%)	$55.1mm - $60.3mm (Mid: $57.7mm, +10%)
Op. Margin (Mid)	24%	24%
EPS	$0.55 - $0.59 (Mid: $0.57, +10%)	$2.07 - $2.24 (Mid: $2.16, +12%)

Quarterly Dividend

On April 29, 2025, the Company's Board of Directors approved a quarterly dividend of $0.20/share of common stock. The dividend will be paid on May 29, 2025, to stockholders of record on May 15, 2025.

Share Repurchase Program

On February 18, 2025, the Company's Board of Directors authorized the repurchase of up to $75.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 17, 2026, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. Access to the live call is available by registering online here. All registrants will receive dial-in information and a PIN allowing them to access the live call. The audio webcast can also be accessed live or via replay through a webcast at www.lemaitre.com/investor. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants, and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures, and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company's short- and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, GAAP financial performance measures. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events. The non-GAAP profitability metrics provided herein allow the company to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, factory closures, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that the presentation of guidance described above for sales, operating income, and EPS provides an alternative and meaningful view of the Company’s profitability.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, competition from other medical device companies and alternative medical technologies; our ability to source, acquire, and integrate acquisitions; our ability to increase the selling prices of our products; our ability to maintain historic levels of profit growth; our dependence on sole- or limited-source suppliers; our implementation of our new enterprise resource planning system; disruptions to our information technology systems or breaches of our information security systems; our ability to engage sales call points other than vascular surgeons; our ability to procure, process, and preserve human tissue and comply with relevant regulatory requirements;

the impact of a disruption in our manufacturing facilities; our ability to navigate the risks inherent in operating internationally; our ability to transition to direct sales models in certain international territories; the status of our regulatory approvals and compliance with regulatory requirements to market and sell our products both domestically and internationally; the occurrence of litigation relating to product liability, employment matters, intellectual property, contract disputes, and other commercial matters; the occurrence of product defects or recalls; our ability to service and repurchase our debt; the dilutive effect of a conversion of our debt;

our ability to navigate executive officer transitions and retain key personnel; our ability to protect our intellectual property; and volatility in the price of our common stock; and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

Gregory Manker

Director of Business Development and Investor Relations
+1 781-362-1260 x 419
gmanker@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2025	December 31, 2024
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$25,340	$25,610
Short-term marketable securities	277,209	274,112
Accounts receivable, net	35,112	30,063
Inventory and other deferred costs	65,906	64,927
Prepaid expenses and other current assets	4,546	7,480
Total current assets	408,113	402,192

Property and equipment, net	25,106	24,800
Right-of-use leased assets	16,233	16,768
Goodwill	65,945	65,945
Other intangibles, net	34,399	35,819
Deferred tax assets	1,037	1,425
Other assets	5,173	4,868

Total assets	$556,006	$551,817

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$2,181	$1,761
Accrued expenses	19,929	24,732
Acquisition-related obligations	-	1,433
Lease liabilities - short-term	2,635	2,681
Total current liabilities	24,745	30,607

Convertible senior notes, net	167,984	167,772
Lease liabilities - long-term	14,742	15,232
Deferred tax liabilities	88	85
Other long-term liabilities	875	831
Total liabilities	208,434	214,527

Stockholders' equity
Common stock	242	242
Additional paid-in capital	217,118	213,760
Retained earnings	151,584	145,090
Accumulated other comprehensive loss	(5,153)	(6,184)
Treasury stock	(16,219)	(15,618)
Total stockholders' equity	347,572	337,290

Total liabilities and stockholders' equity	$556,006	$551,817

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 31, 2025	March 31, 2024

Net sales	$59,871	$53,478
Cost of sales	18,451	16,813

Gross profit	41,420	36,665

Operating expenses:
Sales and marketing	14,212	11,686
General and administrative	10,487	9,013
Research and development	4,095	4,092
Total operating expenses	28,794	24,791

Income from operations	12,626	11,874

Other income (expense):
Interest income	2,903	1,001
Interest expense	(1,290)	-
Other income (loss), net	2	(78)

Income before income taxes	14,241	12,797

Provision for income taxes	3,230	2,910

Net income	$11,011	$9,887

Earnings per share of common stock
Basic	$0.49	$0.44
Diluted	$0.48	$0.44

Weighted - average shares outstanding:
Basic	22,570	22,365
Diluted	22,899	22,570

Cash dividends declared per common share	$0.20	$0.16

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended
	March 31, 2025		March 31, 2024
	$	%	$	%
Net Sales by Geography
Americas	$38,958	65%	$35,245	66%
Europe, Middle East and Africa	16,959	28%	14,395	27%
Asia Pacific	3,954	7%	3,838	7%
Total Net Sales	$59,871	100%	$53,478	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	For the three months ended
	March 31, 2025	March 31, 2024
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$11,011	$9,887
Interest (income) expense, net	(1,613)	(1,001)
Amortization and depreciation expense	2,552	2,382
Provision for income taxes	3,230	2,910

EBITDA	$15,180	$14,178

EBITDA percentage increase		7%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended March 31, 2025
Net sales as reported	$59,871
Impact of currency exchange rate fluctuations	754
Adjusted net sales		$60,625

For the three months ended March 31, 2024
Net sales as reported	$53,478
Adjusted net sales		$53,478

Adjusted net sales increase for the three months ended March 31, 2025		$7,147	13%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending June 30, 2025
Net sales per guidance (midpoint)	$62,545
Impact of currency exchange rate fluctuations	(838)
Adjusted projected net sales		$61,707

For the three months ended June 30, 2024
Net sales as reported	$55,849
Net impact of divestitures excluding currency	(960)
Adjusted net sales		$54,889

Adjusted projected net sales increase for the three months ending June 30, 2025		$6,818	12%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2025
Net sales per guidance (midpoint)	$245,496
Impact of currency exchange rate fluctuations	(1,464)
Adjusted projected net sales		$244,032

For the year ended December 31, 2024
Net sales as reported	$219,863
Net impact of divestitures excluding currency	(3,265)
Adjusted net sales		$216,598

Adjusted projected net sales increase for the year ending December 31, 2025		$27,434	13%